Exhibit 32

                          CERTIFICATION PURSUANT TO 18
                               U.S.C. SECTION 1350

      In connection with the report of ProUroCare Medical Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael
P. Grossman, Chief Executive Officer of the Company, and I, Richard Thon, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. ss. 1350, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael P. Grossman
--------------------------
Michael P. Grossman
Chief Executive Officer

November 15, 2004

/s/ Richard Thon
---------------------------
Richard Thon
Chief Financial Officer

November 15, 2004

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